Exhibit 23.1

Securities and Exchange Commission

Washington, DC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements of ICOP Digital, Inc. on Forms S-8 (Nos. 333-121219, 333-131038 and 33-131036) and on Form S-3 (No. 333-130856) of our report dated March 23, 2006 appearing in the Annual Report on Form 10-KSB for the year ended December 31, 2005.

/s/ Cordovano and Honeck, LLP
Denver, Colorado
March 24, 2006